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Exhibit 11 - Computation of Earnings Per Common Share

                   TCF FINANCIAL CORPORATION AND SUBSIDIARIES

                    Computation of Earnings Per Common Share
                  (Dollars in thousands, except per-share data)
                                   (Unaudited)

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
Computation of Basic Earnings Per Common                               Three Months Ended                 Six Months Ended
  Share for Statements of Operations:                                        June 30,                         June 30,
----------------------------------------                          ----------------------------      --------------------------
                                                                       1998             1997           1998           1997
                                                                       ----             ----           ----            ----
Income applicable to common shareholders                          $    40,200       $    34,935     $    80,094    $    67,962
                                                                  -----------       -----------     -----------    -----------
                                                                  -----------       -----------     -----------    -----------

Weighted average common shares outstanding                         89,424,676        81,292,982      90,169,352     81,035,771
                                                                  -----------       -----------     -----------    -----------
                                                                  -----------       -----------     -----------    -----------

Basic earnings per common share                                   $       .45       $       .43     $       .89    $       .84
                                                                  -----------       -----------     -----------    -----------
                                                                  -----------       -----------     -----------    -----------

Computation of Diluted Earnings Per Common
  Share for Statements of Operations:
------------------------------------------
Net income                                                        $    40,200       $    34,935     $    80,094    $    67,962
Add:  Interest expense on 7 1/4% convertible
   subordinated debentures, net of tax                                    -                  53            -               132
                                                                  -----------       -----------     -----------    -----------
      Income applicable to common shareholders
         including effect of dilutive securities                  $    40,200       $    34,988     $    80,094    $    68,094
                                                                  -----------       -----------     -----------    -----------
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Weighted average number of common shares outstanding adjusted for effect of dilutive securities:
      Weighted average common shares outstanding used in
         basic earnings per common share calculation               89,424,676        81,292,982      90,169,352     81,035,771
      Net dilutive effect of:
         Stock option plans                                           357,462           429,002         374,501        473,486
         Restricted stock plans                                       489,446           828,618         500,179        832,233
         Assumed conversion of 7 1/4% convertible
            subordinated debentures                                       -             561,108             -          699,871
                                                                  -----------       -----------     -----------    -----------

                                                                   90,271,584        83,111,710      91,044,032     83,041,361
                                                                  -----------       -----------     -----------    -----------
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Diluted earnings per common share                                 $       .45       $       .42     $       .88    $       .82
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